Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

AT THE COMPANY:
Kenneth Boerger
Vice President and Treasurer
(419) 325-2279
ken.boerger@libbey.com

FOR IMMEDIATE RELEASE
THURSDAY, JULY 26, 2012

LIBBEY INC. ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Quarter Included Sales of $209.2 Million; Income from Operations of $29.0 Million;
Adjusted EBITDA of $39.7 Million

TOLEDO, OHIO, JULY 26, 2012--Libbey Inc. (NYSE MKT: LBY) today reported results for the second quarter ended June 30, 2012.

Second Quarter Highlights

•	Sales for the second quarter were $209.2 million, compared to $214.0 million for the second quarter of 2011, a decrease of 2.2 percent (an increase of 1.4 percent excluding currency fluctuation).

•
Sales in the Glass Operations segment were $190.5 million, compared to $194.5 million in the second quarter of 2011, a decrease of 2.0 percent (an increase of 2.0 percent excluding currency fluctuation). Sales performance was led by a 24.2 percent increase in sales within our China sales region (20.8 percent excluding currency impact).

•	Income from operations (IFO) grew 17.2 percent, compared to the second quarter of 2011, increasing to $29.0 million from $24.7 million in the year-ago quarter.

•	Adjusted EBITDA increased 14.0 percent to a record for any quarter of $39.7 million, compared to $34.8 million for the second quarter of 2011.

•	Working capital as a percentage of the last twelve months' sales was 24.5 percent at June 30, 2012, compared to 25.2 percent during the same time period in 2011.

“We are encouraged by these results, driven by our efforts to increase productivity and control costs as well as the solid sales growth we achieved in select markets," said Stephanie A. Streeter, chief executive officer of Libbey Inc. “Our sales were particularly strong in glass operations in the U.S. and Canada, and in China. On the other hand,

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Libbey Inc.

sales were disappointing in Mexico and Europe. Despite this reasonably strong quarter, we have a lot of work to do to sustain performance and secure our future," said Streeter. "The strategic plan we announced earlier this month will strengthen and build upon the efforts to improve our cost structure, leverage our advantaged businesses and strengthen our balance sheet.”

Second Quarter Regional Sales and Operational Review

•
Glass Operations sales were led by a 24.2 percent increase in sales within our China sales region (20.8 percent excluding currency impact) and a 5.9 percent increase in sales within our U.S. and Canada sales region. Sales within our Mexico sales region were down 12.9 percent (excluding currency impact, net sales were 2.7 percent lower than the prior year quarter). We saw a 16.0 percent decrease in sales within our European sales region (a 6.2 percent decrease excluding currency fluctuation).

•
Sales to U.S. and Canadian foodservice glassware customers increased by 5.1 percent. Glassware sales to U.S. and Canadian retail customers increased 7.2 percent during the second quarter of 2012, while sales to business-to-business customers in the U.S. and Canada increased 5.5 percent.

•
Sales in the Other Operations segment were $18.9 million, compared to $19.7 million in the prior-year quarter. As a result of the sale of substantially all of the assets of Traex in late April 2011, the second quarter of 2011 included net sales of $1.2 million of Traex® products which were no longer offered for sale by the Company in the second quarter of 2012. This accounted for more than the total $0.8 million decrease in sales for Other Operations. Increased sales to World Tableware customers of 5.1 percent during the quarter were partially offset by a 4.9 percent decrease in sales to Syracuse China customers.

•	Interest expense decreased by $0.8 million to $10.0 million, compared to $10.8 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was a benefit of 12.8 percent for the quarter-ended June 30, 2012, compared to an expense of 9.3 percent for the quarter-ended June 30, 2011. The effective tax rate was influenced by jurisdictions with recorded valuation allowances, intra-period tax allocations and changes in the mix of earnings with differing statutory rates.

•
The $31.1 million of special items during the second quarter of 2012 were the result of a loss on redemption of debt in conjunction with the new senior note offering completed during the quarter. The significant special items in the second quarter of 2011 included a gain on the sale of substantially all of the assets of Traex and an equipment credit net of CEO transition expenses.

Six-Month Highlights

•	Sales for the first six months of 2012 were $397.1 million, compared to $395.0 million for the first half of 2011, an increase of 0.5 percent (or 3.2 percent excluding currency fluctuation).

•
Sales in the Glass Operations segment were $361.8 million, compared to $356.5 million in the first half of 2011, an increase of 1.5 percent (or 4.4 percent excluding currency fluctuation). A primary contributor was a 47.9 percent increase in sales within our China sales region (42.8 percent excluding currency impact).

•	Income from operations grew 24.0 percent, compared to the first half of 2011, increasing to $43.9 million from $35.4 million in the year-ago six-month period.

•	Adjusted EBITDA increased 15.3 percent to $64.6 million, compared to $56.0 million for the first half of 2011.

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Libbey Inc.

Six-Month Regional Sales and Operational Review

•
Primary contributors to increased Glass Operations sales were a 47.9 percent increase in sales within our China sales region (42.8 percent excluding currency impact) and a 5.3 percent increase in sales within our U.S. and Canada sales region. We reported 4.6 percent lower sales within our Mexico sales region; however, excluding currency impact, net sales were 3.7 percent higher than the prior-year period. We saw a 10.1 percent decrease in sales within our European sales region (a 2.6 percent decrease excluding currency fluctuation).

•
Sales to U.S. and Canadian foodservice glassware customers increased by 7.3 percent. Glassware sales to U.S. and Canadian business-to-business customers increased 5.0 percent during the first half of 2012, while sales to retail customers in the U.S. and Canada were 3.3 percent higher.

•
Sales in the Other Operations segment were $35.7 million, compared to $38.9 million in the prior-year period. As a result of the sale of substantially all of the assets of Traex in late April 2011, the first half of 2011 included net sales of $4.8 million of Traex® products which were no longer offered for sale by the Company in the first half of 2012. This accounted for more than the total $3.2 million decrease in sales for Other Operations. Partially offsetting the lack of sales of Traex® products were increased sales to World Tableware customers of 5.8 percent during the first half of 2012 and a 2.0 percent increase in sales to Syracuse China customers.

•
Interest expense decreased by $2.0 million to $20.4 million, compared to $22.4 million in the year-ago period, the result of a mix of lower debt and interest rates in various months throughout the first half of the year.

•
Our effective tax rate was 23.3 percent for the six-month period ended June 30, 2012, compared to 11.6 percent for the first half of 2011. The effective tax rate was influenced by jurisdictions with recorded valuation allowances, intra-period tax allocations and changes in the mix of earnings with differing statutory rates.

Working Capital and Liquidity

•
As of June 30, 2012, working capital, defined as inventories and accounts receivable less accounts payable, was $200.6 million, compared to $204.3 million at June 30, 2011. This reduced investment in working capital resulted in working capital as a percentage of the last twelve months' net sales of 24.5 percent at June 30, 2012, compared to 25.2 percent at June 30, 2011.

•
Libbey reported that it had available capacity of $75.6 million under its ABL credit facility as of June 30, 2012, with no loans currently outstanding. The Company also had cash on hand of $19.6 million at June 30, 2012.

Webcast Information

Libbey will hold a conference call for investors on Thursday, July 26, 2012, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

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Libbey Inc.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio, as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2011, Libbey Inc.'s net sales totaled $817.1 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 8-K filed with the Commission on May 9, 2012. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended June 30,
	2012	2011
Net sales	$209,247	$214,013
Freight billed to customers	759	838
Total revenues	210,006	214,851
Cost of sales (1)	153,659	165,015
Gross profit	56,347	49,836
Selling, general and administrative expenses (1)	27,378	25,224
Special charges (1)	—	(100)
Income from operations	28,969	24,712
Loss on redemption of debt (1)	(31,075)	—
Other income (1)	427	3,064
(Loss) earnings before interest and income taxes	(1,679)	27,776
Interest expense	9,957	10,787
(Loss) income before income taxes	(11,636)	16,989
(Benefit) provision for income taxes (1)	(1,493)	1,583
Net (loss) income	$(10,143)	$15,406

Net (loss) income per share:
Basic	$(0.49)	$0.77
Diluted	$(0.49)	$0.74

Weighted average shares:
Outstanding	20,838	20,099
Diluted	20,838	20,861

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Six months ended June 30,
	2012	2011
Net sales	$397,076	$395,028
Freight billed to customers	1,467	1,249
Total revenues	398,543	396,277
Cost of sales (1)	299,140	310,295
Gross profit	99,403	85,982
Selling, general and administrative expenses (1)	55,504	50,626
Special charges (1)	—	(49)
Income from operations	43,899	35,405
Loss on redemption of debt (1)	(31,075)	(2,803)
Other (expense) income (1)	(164)	6,070
Earnings before interest and income taxes	12,660	38,672
Interest expense	20,365	22,370
(Loss) income before income taxes	(7,705)	16,302
Provision for income taxes	1,797	1,897
Net (loss) income	$(9,502)	$14,405

Net (loss) income per share:
Basic	$(0.46)	$0.72
Diluted	$(0.46)	$0.69

Weighted average shares:
Outstanding	20,804	20,027
Diluted	20,804	20,812

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS:
Cash and cash equivalents	$19,577	$58,291
Accounts receivable — net	87,650	88,045
Inventories — net	167,037	145,859
Other current assets	7,246	9,701
Total current assets	281,510	301,896

Pension asset	25,237	17,485
Goodwill and purchased intangibles — net	187,117	187,772
Property, plant and equipment — net	254,680	264,718
Other assets	19,605	18,280
Total assets	$768,149	$790,151

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$—	$339
Accounts payable	54,065	58,759
Accrued liabilities	79,442	88,761
Pension liability (current portion)	2,168	5,990
Non-pension postretirement benefits (current portion)	4,721	4,721
Other current liabilities	7,028	6,730
Long-term debt due within one year	3,737	3,853
Total current liabilities	151,161	169,153

Long-term debt	473,858	393,168
Pension liability	39,511	122,145
Non-pension postretirement benefits	69,595	68,496
Other liabilities	10,042	9,409
Total liabilities	744,167	762,371

Common stock and capital in excess of par value	311,257	311,188
Retained deficit	(164,538)	(155,036)
Accumulated other comprehensive loss	(122,737)	(128,372)
Total shareholders’ equity	23,982	27,780
Total liabilities and shareholders’ equity	$768,149	$790,151

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended June 30,
	2012	2011
Operating activities:
Net (loss) income	$(10,143)	$15,406
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,288	11,027
Loss (gain) on asset sales and disposals	168	(3,436)
Change in accounts receivable	(2,078)	(4,216)
Change in inventories	(9,925)	(4,331)
Change in accounts payable	630	1,339
Accrued interest and amortization of discounts, warrants and finance fees	(279)	9,479
Call premium on 10% senior notes	23,602	—
Write-off of finance fee & discounts on senior notes and ABL	10,975	—
Pension & non-pension postretirement benefits	(82,019)	(507)
Restructuring charges	—	(421)
Accrued liabilities & prepaid expenses	7,308	9,476
Income taxes	(2,097)	(5,443)
Share-based compensation expense	1,138	1,140
Other operating activities	11	401
Net cash (used in) provided by operating activities	(52,421)	29,914

Investing activities:
Additions to property, plant and equipment	(5,386)	(9,892)
Net proceeds from sale of Traex	—	12,842
Proceeds from asset sales and other	239	597
Net cash (used in) provided by investing activities	(5,147)	3,547

Financing activities:
Net (repayments) on ABL credit facility	—	(2,245)
Other repayments	(9,568)	(49)
Proceeds from 6.875% senior notes	450,000	—
Payments on 10% senior notes	(360,000)	—
Call premium on 10% senior notes	(23,602)	—
Stock options exercised	12	3
Debt issuance costs and other	(12,154)	(327)
Net cash provided by (used in) financing activities	44,688	(2,618)

Effect of exchange rate fluctuations on cash	(361)	354
(Decrease) increase in cash	(13,241)	31,197

Cash at beginning of period	32,818	13,112
Cash at end of period	$19,577	$44,309

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six months ended June 30,
	2012	2011
Operating activities:
Net (loss) income	$(9,502)	$14,405
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	20,824	21,908
Loss (gain) on asset sales and disposals	167	(6,796)
Change in accounts receivable	(474)	(4,802)
Change in inventories	(22,091)	(19,072)
Change in accounts payable	(4,588)	672
Accrued interest and amortization of discounts, warrants and finance fees	(7,654)	826
Call premium on 10% senior notes	23,602	1,203
Write-off of finance fee & discounts on senior notes and ABL	10,975	1,600
Pension & non-pension postretirement benefits	(82,579)	2,944
Restructuring charges	—	(566)
Accrued liabilities & prepaid expenses	(2,028)	1,209
Income taxes	(120)	(9,746)
Share-based compensation expense	1,865	1,967
Other operating activities	84	1,082
Net cash (used in) provided by operating activities	(71,519)	6,834

Investing activities:
Additions to property, plant and equipment	(11,832)	(18,398)
Net proceeds from sale of Traex	—	12,842
Proceeds from asset sales and other	419	5,199
Net cash used in investing activities	(11,413)	(357)

Financing activities:
Net borrowings on ABL credit facility	—	2,105
Other repayments	(9,962)	(97)
Proceeds from 6.875% senior notes	450,000	—
Payments on 10% senior notes	(360,000)	(40,000)
Call premium on 10% senior notes	(23,602)	(1,203)
Stock options exercised	40	478
Debt issuance costs and other	(12,154)	(443)
Net cash provided by (used in) financing activities	44,322	(39,160)

Effect of exchange rate fluctuations on cash	(104)	734
Decrease in cash	(38,714)	(31,949)

Cash at beginning of period	58,291	76,258
Cash at end of period	$19,577	$44,309

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4 and 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended June 30,
	2012			2011
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$209,247	$—	$209,247	$214,013	$—	$214,013
Freight billed to customers	759	—	759	838	—	838
Total revenues	210,006	—	210,006	214,851	—	214,851
Cost of sales	153,659	—	153,659	165,015	43	164,972
Gross profit	56,347	—	56,347	49,836	(43)	49,879
Selling, general and administrative expenses	27,378	—	27,378	25,224	(385)	25,609
Special charges	—	—	—	(100)	(100)	—
Income from operations	28,969	—	28,969	24,712	442	24,270
Loss on redemption of debt	(31,075)	(31,075)	—	—	—	—
Other income (expense)	427	—	427	3,064	3,537	(473)
(Loss) earnings before interest and income taxes	(1,679)	(31,075)	29,396	27,776	3,979	23,797
Interest expense	9,957	—	9,957	10,787	—	10,787
(Loss) income before income taxes	(11,636)	(31,075)	19,439	16,989	3,979	13,010
(Benefit) provision for income taxes	(1,493)	—	(1,493)	1,583	(922)	2,505
Net (loss) income	$(10,143)	$(31,075)	$20,932	$15,406	$4,901	$10,505

Net (loss) income per share:
Basic	$(0.49)	$(1.49)	$1.00	$0.77	$0.24	$0.52
Diluted	$(0.49)	$(1.49)	$0.98	$0.74	$0.23	$0.50

Weighted average shares:
Outstanding	20,838			20,099
Diluted	20,838		21,276	20,861

	Three months ended June 30, 2012		Three months ended June 30, 2011
Special Items Detail - (Income) Expense:	Finance Fees (1)	Total Special Items	Sale of Land (2)	Sale of Traex (3)	Restructuring Charges (4)	CEO Transition Expenses	Equipment Credit	Total Special Items
Cost of sales	$—	$—	$—	$—	$43	$—	$—	$43
SG&A	—	—	—	—	—	420	(805)	(385)
Special charges	—	—	—	—	(100)	—	—	(100)
Loss on redemption of debt	31,075	31,075	—	—	—	—	—	—
Other income/expense	—	—	—	(3,321)	—	—	(216)	(3,537)
Income taxes	—	—	(922)	—	—	—	—	(922)
Total Special Items	$31,075	$31,075	$(922)	$(3,321)	$(57)	$420	$(1,021)	$(4,901)

(1) Finance fees include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap.
(2) Tax effect on the net gain on the sale of land at our Libbey Holland facility.
(3) Gain on the sale of substantially all of the assets of Traex.
(4) Restructuring charges are related to the closure of the decorating operations at our Shreveport manufacturing facility.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Six Months
(dollars in thousands, except per-share amounts)
(unaudited)	Six months ended June 30,
	2012			2011
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$397,076	$—	$397,076	$395,028	$—	$395,028
Freight billed to customers	1,467	—	1,467	1,249	—	1,249
Total revenues	398,543	—	398,543	396,277	—	396,277
Cost of sales	299,140	—	299,140	310,295	43	310,252
Gross profit	99,403	—	99,403	85,982	(43)	86,025
Selling, general and administrative expenses	55,504	—	55,504	50,626	(385)	51,011
Special charges	—	—	—	(49)	(49)	—
Income from operations	43,899	—	43,899	35,405	391	35,014
Loss on redemption of debt	(31,075)	(31,075)	—	(2,803)	(2,803)	—
Other (expense) income	(164)	—	(164)	6,070	6,982	(912)
Earnings before interest and income taxes	12,660	(31,075)	43,735	38,672	4,570	34,102
Interest expense	20,365	—	20,365	22,370	—	22,370
(Loss) income before income taxes	(7,705)	(31,075)	23,370	16,302	4,570	11,732
Provision for income taxes	1,797	—	1,797	1,897	—	1,897
Net (loss) income	$(9,502)	$(31,075)	$21,573	$14,405	$4,570	$9,835

Net (loss) income per share:
Basic	$(0.46)	$(1.49)	$1.04	$0.72	$0.23	$0.49
Diluted	$(0.46)	$(1.49)	$1.02	$0.69	$0.22	$0.47

Weighted average shares:
Outstanding	20,804			20,027
Diluted	20,804		21,228	20,812

	Six months ended June 30, 2012			Six months ended June 30, 2011
Special Items Detail-(income) expense:	Finance Fees (1)	Total Special Items	Sale of Land (2)	Sale of Traex (3)	Finance Fees (1)	Restructuring Charges (4)	CEO Transition Expenses	Equipment Credit	Total Special Items
Cost of sales	$—	$—	$—	$—	$—	$43	$—	$—	$43
SG&A	—	—	—	—	—	—	420	(805)	(385)
Special charges	—	—	—	—	—	(49)	—	—	(49)
Loss on redemption of debt	31,075	31,075	—	—	2,803	—	—	—	2,803
Other (income) expense	—	—	(3,445)	(3,321)	—	—	—	(216)	(6,982)
Total Special Items	$31,075	$31,075	$(3,445)	$(3,321)	$2,803	$(6)	$420	$(1,021)	$(4,570)

(1) Finance fees for the six months ended 2012 include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap. Finance fees for the six months ended 2011 include the write-off of unamortized finance fees and discounts and call premium payments on the $40.0 million senior notes redeemed in March 2011.
(2) Net gain on the sale of land at our Libbey Holland facility.
(3) Gain on the sale of substantially all of the assets of Traex.
(4) Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility and the decorating operations at our Shreveport manufacturing facility.

Table 3
Reconciliation of Net (Loss) Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Reported net (loss) income	$(10,143)	$15,406	$(9,502)	$14,405
Add:
Interest expense	9,957	10,787	20,365	22,370
(Benefit) provision for income taxes	(1,493)	1,583	1,797	1,897
Depreciation and amortization	10,288	11,027	20,824	21,908
EBITDA	8,609	38,803	33,484	60,580
Add: Special items before interest and taxes	31,075	(3,979)	31,075	(4,570)
Adjusted EBITDA	$39,684	$34,824	$64,559	$56,010

Table 4
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow
(dollars in thousands)
	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net cash (used in) provided by operating activities	$(52,421)	$29,914	$(71,519)	$6,834
Capital expenditures	(5,386)	(9,892)	(11,832)	(18,398)
Net proceeds from sale of Traex	—	12,842	—	12,842
Proceeds from asset sales and other	239	597	419	5,199
Free Cash Flow	$(57,568)	$33,461	$(82,932)	$6,477

Table 5
Summary Business Segment Information
(dollars in thousands)
	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net Sales:
Glass Operations(1)	$190,541	$194,487	$361,819	$356,540
Other Operations(2)	18,942	19,690	35,696	38,851
Eliminations	(236)	(164)	(439)	(363)
Consolidated	$209,247	$214,013	$397,076	$395,028

Segment Earnings Before Interest & Taxes (Segment EBIT) (3) :
Glass Operations(1)	$38,306	$29,973	$60,289	$47,364
Other Operations(2)	3,677	3,762	6,741	6,641
Segment EBIT	$41,983	$33,735	$67,030	$54,005

Reconciliation of Segment EBIT to Net (Loss) Income:
Segment EBIT	$41,983	$33,735	$67,030	$54,005
Retained corporate costs (4)	(12,587)	(9,938)	(23,295)	(19,903)
Consolidated Adjusted EBIT	29,396	23,797	43,735	34,102
Loss on redemption of debt	(31,075)	—	(31,075)	(2,803)
Gain on sale of Traex assets	—	3,321	—	3,321
Gain on sale of land	—	—	—	3,445
Equipment credit	—	1,021	—	1,021
Restructuring charges	—	57	—	6
Other special charges	—	(420)	—	(420)
Special Items before interest and taxes	(31,075)	3,979	(31,075)	4,570
Interest expense	(9,957)	(10,787)	(20,365)	(22,370)
Income taxes	1,493	(1,583)	(1,797)	(1,897)
Net (loss) income	$(10,143)	$15,406	$(9,502)	$14,405

Depreciation & Amortization:
Glass Operations(1)	$9,890	$10,531	$20,026	$20,780
Other Operations(2)	11	54	22	246
Corporate	387	442	776	882
Consolidated	$10,288	$11,027	$20,824	$21,908

(1) Glass Operations—includes worldwide sales of manufactured and sourced glass tableware from domestic and international subsidiaries.
(2) Other Operations—includes worldwide sales of sourced ceramic dinnerware, metal tableware, hollowware and serveware. Plastic items were sold through April 28, 2011.
(3) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations, as well as, certain retained corporate costs.
(4) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.